Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-73924) pertaining to the 1991 Employee Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 333-18907) pertaining to the 1996 Employee Incentive Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan, in the Registration Statement (Form S-8 No. 333-78795) pertaining to the 1998 Employee Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 333-63166) pertaining to the 2001 Employee Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-130874) pertaining to the 2005 Employee Equity Incentive Plan and the 2005 Non-Employee Director Stock Option Plan, of our report dated August 26, 2005, with respect to the consolidated financial statements and schedule of Misonix, Inc. and Subsidiaries for the year ended June 30, 2005 included in its Annual Report (Form 10-K) for the year ended June 30, 2006.

/s/ Ernst & Young LLP

Melville, New York
September 28, 2006